UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2013

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bermuda Commercial Bank Building

19 Par-La-Ville Road

Hamilton, HM 11, Bermuda

(Address of principal executive office)

(441) 279-6610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

On November 14, 2013, Tower Group, Inc. (“TGI”), a wholly-owned subsidiary of Tower Group International, Ltd. entered into a waiver letter (the “Waiver Letter”), relating to the Amended and Restated Credit Facility Agreement, dated as of February 15, 2012, as amended by the First Amendment to Credit Agreement, dated as of June 22, 2012, as amended by the Second Amendment to Credit Agreement and Consent, dated November 26, 2012, as amended by the Letter Agreement, dated as of January 23, 2013, as amended by the Limited Waiver and Amendment, dated as of March 3, 2013, as amended by the Fourth Amendment Agreement and Waiver, dated as of April 3, 2013, and as amended by the Fifth Amendment, dated as of October 11, 2013 (as so amended, the “Credit Agreement”), with the various financial institution parties named therein as lenders (the “Lenders”) and Bank of America, N.A., as Administrative Agent, Fronting Bank and L/C Administrator.

Pursuant to the Waiver Letter, the required percentage of the Lenders has agreed to waive TGI’s non-compliance with certain covenants in the Credit Agreement regarding TGI’s delivery of certain financial statements and related compliance certificates to the Lenders.

The foregoing summary of the Waiver Letter is not complete and is qualified in its entirety by a copy of the Waiver Letter filed as Exhibit 10.1 to this Form 8-K, which exhibit is incorporated by reference to this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See Item 1.01 above.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Tranfer of Listing

On November 14, 2013, the Company received a notification letter (the “Letter”) from the Nasdaq Listing Qualifications Department (“Nasdaq”) stating that because the Company has not yet filed its Quarterly Report on Form 10-Q for the period ended September 30, 2013 (the “Third Quarter10-Q”) with the Securities and Exchange Commission (the “Commission”), it was not in compliance with the continued listing requirements under Nasdaq Listing Rule 5250(c)(1). The Letter also stated that Nasdaq had previously granted the Company an exception until November 29, 2013 to file its Form 10-Q for the period ended June 30, 2013 (the “Second Quarter10-Q”).

Pursuant to the Letter, the Company must submit an update to its original plan to Nasdaq to regain compliance with the applicable Listing Rule. Upon acceptance of the Company’s updated compliance plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the Second Quarter 10-Q’s initial due date, or until February 5, 2014, to regain compliance with Nasdaq’s filing requirements for continued listing. The Letter has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Global Market.

On November 20, 2013, the Company issued a press release disclosing the receipt of the Letter, a copy of which is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference as if fully set forth herein.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This Form 8-K and any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this Form 8-K are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate,” “believe” and “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of the Company to differ materially from those indicated in these statements. Please refer to the Company’s filings with the Commission, including among others the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of the Company to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Waiver Letter to the Credit Agreement, dated as of November 14, 2013, by and among TGI, Bank of America, N.A. as Administrative Agent, Fronting Bank and L/C Administrator, and the Lender parties thereto

99.1	Copy of press release issued by Tower Group International, Ltd. dated November 20, 2013

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant

Date: November 20, 2013	/s/ William E. Hitselberger
WILLIAM E. HITSELBERGER
Executive Vice President and Chief Financial Officer